UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2006

SECURE COMPUTING CORPORATION

(Exact name of registrant as specified in its charter)

000-27074

(Commission File Number)

Delaware	52-1637226
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4810 Harwood Road

San Jose, CA 95124

(Address of principal executive offices, with zip code)

(408) 979-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On July 11, 2006, Secure Computing Corporation, a Delaware corporation (“Secure”), announced that it has entered into an Agreement and Plan of Merger dated as of July 11, 2006 (the “Merger Agreement”) with Peach Acquisition Corp., a Georgia corporation and a wholly-owned subsidiary of Secure (“Merger Sub”), CipherTrust, Inc., a Georgia corporation (“CipherTrust”) and CT Shareholders’ Representative LLC, a Georgia limited liability company (the “Shareholders’ Representative”), providing for the merger of Merger Sub with and into CipherTrust (the “Merger”), with CipherTrust surviving the Merger as a wholly-owned subsidiary of Secure.

Secure has agreed to acquire all of the outstanding common stock of CipherTrust in exchange for total Merger consideration of $273.6 million, which is comprised of $185 million in cash and 10,000,000 shares of Secure common stock, plus a potential earn out payment of up to $10 million (the “Earn Out Payment”) payable in cash and in the form of a promissory note. Up to $135 million of the cash portion of the Merger consideration is expected to be financed pursuant to credit facilities described in the financing commitment letter discussed in Item 2.03 below and incorporated herein by reference. Ten percent of the total Merger consideration, not including the Earn Out Payment, will be held in escrow for fifteen months in order to secure the indemnification obligations of CipherTrust.

The transaction has been approved by both companies’ boards of directors and is subject to regulatory approvals and customary closing conditions.

The Secure common stock to be issued in connection with the Merger will be issued in reliance upon certain exemptions from registration available under applicable securities law.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

On July 11, 2006, Secure announced the above by press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Financing Commitment Letter

On July 11, 2006, Secure obtained a financing commitment letter (the “Commitment Letter”) from Citigroup Global Markets, Inc. and its affiliates (“Citigroup”) whereby Citigroup has committed to provide senior secured loan facilities to Secure subject to customary conditions.

Secure accepted the terms of the Commitment Letter on July 11, 2006. These facilities include senior secured first priority credit facilities consisting of (a)(i) a senior secured first priority term loan facility to Secure of up to $90 million and (ii) a senior secured first priority revolving credit facility to Secure of up to $20 million, and (b) a senior secured second priority term loan facility to Secure of up to $25 million. Secure intends to utilize the funds available through such credit facilities to help finance a portion of the purchase price of the acquisition discussed above in Item 1.01 and related fees and expenses of the acquisition, as well as for general working capital and ongoing corporate purposes.

The description of the terms and conditions of the Commitment Letter set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

2.1	Agreement and Plan of Merger, dated as of July 11, 2006, by and among Secure Computing Corporation, Peach Acquisition Corp., CipherTrust, Inc. and CT Shareholders’ Representative LLC.

10.1	Senior Secured Credit Facilities Commitment Letter, dated as of July 11, 2006.

99.1	Press release of Secure Computing Corporation dated July 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE COMPUTING CORPORATION

Date: July 13, 2006	By:	/s/ Timothy J. Steinkopf
Timothy J. Steinkopf
Senior Vice President and Chief Financial Officer (Duly authorized officer and Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 11, 2006, by and among Secure Computing Corporation, Peach Acquisition Corp., CipherTrust, Inc. and CT Shareholders’ Representative LLC.

10.1	Senior Secured Credit Facilities Commitment Letter, dated as of July 11, 2006.

99.1	Press release of Secure Computing Corporation dated July 11, 2006.